PURCHASE AGREEMENT

     THIS AGREEMENT is made as of this 9th day of September, 1998, between Computer Automation Systems, Inc. a corporation duly organized and existing under the laws of the State of Texas with its principal office at 1825 E. Plano Parkway, Suite 200, Plano, Texas 75074 ("Seller"), and ALCATEL NETWORK SYSTEMS, INC., a corporation duly organized and existing under the laws of the State of Delaware with its principal office at 1225 North Alma Road, Richardson, Texas 75081 ("Buyer").

                                   Recital

     The parties hereto desire to establish the terms and conditions under which purchase orders will be released by Buyer on such terms and conditions as set forth in this Agreement.

                                  Agreement

     In consideration of the premises, mutual covenants and agreements contained herein, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.     DEFINITIONS

     1.1 For purposes of this Agreement, the term "Buyer" is defined to be Alcatel Network Systems, Inc. including any of its affiliated companies.

     1.2 For purposes of this Agreement, the term "Seller" is defined to be Computer Automation Systems, Inc. including any of its affiliated companies.

     1.3 The term "product" as used herein shall refer to those items in attachment A, a copy of which is attached hereto and incorporated herein by reference. The product as a system shall meet performance specifications and milestones as listed in Attachment I.

2.     ISSUANCE OF ORDERS AND TERM

     2.1 Commitments to purchase will only be made by individual Purchase Orders. Seller reserves the right to reject any purchase order when outside the scope of this agreement.

     2.2 Purchase orders will be placed from August 15, 1998 through November 30, 2000 for delivery from September 1, 1998 through December 31, 2000.



     2.3 Purchase orders already placed for delivery during said period are also included in any forecast subject to this Agreement.

     2.4 If Buyer desires a non-standard product not listed in Attachment A, Seller and Buyer will negotiate the terms of such sale and purchase as mutually agreeable to the parties. Seller, however, reserves the right to reject any orders outside the scope of this agreement for any reason at any time prior to Seller and Buyer reaching mutual agreement on the specific terms of such custom order.

3.     CHANGES

     3.1 This Agreement may be revised by written amendment only, signed and acknowledged by duly authorized officers or representatives of the parties hereto.

     3.2 New items may be added to or deleted from Attachment A without additional amendment to the Purchase Agreement. Any changes that require a revised Attachment A must be approved by authorized representatives of the two parties and appropriately dated.

4.     PRICING AND PAYMENT

     4.1 Prices stated on Attachment A are not-to-exceed prices for all products ordered for delivery through December 31, 2000. All prices are stated in U.S. dollars.

     4.2 Seller warrants that the prices contained in Attachment A are no less favorable than those extended to any other customer for the same or similar article in similar quantities and under similar terms and conditions.

     4.3     All prices are F.O.B. Seller's facility in Plano, Texas.
             Products shall be shipped in accordance with routing instructions as listed in Attachment A. Seller will not insure shipments made unless specifically requested by Buyer. Buyer shall be invoiced for the cost of any such insurance.

     4.4 All prices do not include Federal Manufacturers and Retailers excise, state or local sales and/or use taxes, nor any Federal, state or local taxes of a similar nature. Any such taxes, if applicable to and payable by Seller in connection with the performance of this Agreement shall be billed to and paid by Buyer as separate items on Seller's invoices.

     4.5 Terms of payment are net forty-five (45) days after date of invoice.

5.     QUARTERLY MEETINGS

     Both parties will use their best efforts to meet and review contract performance.

6.     SUPPLIER PULL AGREEMENT

     6.1 Seller and Buyer agree to maintain quality levels and documentation to support a supplier pull program. Seller and Buyer further agree to use their best efforts to define and implement Supplier Pull Shipments.

7.     AGREEMENT COORDINATORS

     For Seller:                          For Buyer:

 Computer Automation Systems, Inc.    Alcatel Network Systems, Inc.
 1825 E. Plano Parkway, Ste 200       PO Box 833802
 Plano, Texas 75074                   Richardson, Texas 75081
 Attention: Ken Bergstrom             Attention: Michael L. Moore M/S 406-134

8.     DISTRIBUTOR AND SUBCONTRACTOR PURCHASES

     Seller agrees that if the Buyer chooses to purchase material covered by Attachment A from a duly authorized distributor, the price in Attachment A will be used as a basis for establishing pricing to the distributor if such prices are lower than distributor's normal price.

9.     EARLY WARNING

     9.1 If Seller intends to change the product specifications, or to cease manufacturing, and or unwilling to support the product, then Buyer has the option to execute the lifetime buy or withdrawing the deposited material from escrow in paragraph 9.4 Seller shall notify Buyer in writing at least twelve (12) months in advance. Buyer has the right to execute a lifetime buy at contract pricing. Failure to notify Buyer may be considered as default by Seller.

     9.2 Seller acknowledges its responsibility to stay abreast of new developments and shall inform Buyer of available substitutes and developments of the products.

     9.3 Seller shall notify Buyer in writing at least three (3) months in advance of any supply disruption so Buyer can take appropriate action to meet its requirements; provided however, that Seller has at lease three (3) months advance knowledge that such supply disruption is reasonably likely to occur.

     9.4 It is agreed that Seller will if required by buyer, prior to initial deliveries under this Agreement, enter into an Escrow Agreement which would be acceptable to Buyer and under the terms
               and conditions which have been reviewed and approved by Buyer. Attachment H to this Agreement is an example of an Escrow Agreement which would be acceptable to Buyer. Seller will submit
               a detailed list to buyer of the material to be deposited in escrow for Buyer's review and agreement, prior to submittal to the Escrow agency. Buyer will be responsible for payment of escrow fees with a third party escrow company.

10.  QUALITY

      10.1 Seller shall obtain and maintain Buyer's approval of its inspection system in accordance with the then current version of Alcatel Network Systems Specification 8BD 00041 3023 QRZZA titled "Quality Assurance Requirements of Seller," a copy of which is attached hereto as Attachment C and Quality Plan dated 8/15/98 Attachment J incorporated herein by reference.

     10.2 Seller guarantees the system conformance of Attachment I with the technical specification of the Part Number(s) referenced on Attachment A. Seller agrees to promptly replace any products rejected within sixty (60) days of delivery of such product.

     10.3 Seller agrees to provide to Buyer finished product and test data if requested for upon initial shipment of prototypes in accordance with Buyer's Quality Plan Requirements dated 8/15/98 as listed in Attachment J.

11.  EDI

Both parties agree to make their best efforts to implement EDI on such basis and schedule as is mutually agreed upon. The priority sequence of implementation shall be mutually agreed upon.

12.  COUNTRY OF ORIGIN AND PROHIBITION ON RESALE

     12.1 Any item specified in Attachment A hereto may be sent to a foreign location by Buyer for further assembly, or exported as part of Buyer's end equipment under existing or future trade agreements. When articles are imported into the U.S. after further assembly under the Harmonized Tariff

          Schedules of the United States (HTSUS), or exported under other trade agreements the country of origin of the items imported or exported must be known. Attachment A to this Agreement includes two (2) columns for certifying country of origin. Each part number contained in Attachment A must indicate the country of origin including the city and state where the article is manufactured in the United States. If the article is foreign, the name of the foreign country must be designated. In order for a product to be designated as being of U.S. origin, it must have been: (a) wholly manufactured in the United States, or (b) substantially transformed in the United States into a new and different article by either a process of manufacture or assembly. Activities such as cleaning, painting, testing, marking, and sorting are not considered substantial transformations. By execution of this Agreement, Seller hereby certifies that the specified country of origin designation in the Attachment A is accurate and correct as stated.

     12.2 Buyer will not sell, resell, offer to sell or resell, lease, sublease, offer to lease or sublease, license, sub-license, offer
               to license or sub-license, export, re-export, offer to export or re-export, or in any way transfer, convey, assign, or offer to transfer, convey, or assign ownership, title, or possession of any of the products without compliance with the laws, ordinances,
               rules, and regulations of any appropriate federal, state, local, or other government jurisdiction, whether domestic or foreign.

     12.3 Buyer agrees not to export or re-export any of the products , or any product thereof, in violation of any export laws or regulations, or to Afghanistan, the People's Republic of China
or
               any Group Q, S, W, Y or Z country as specified in the U.S.
Export
               Administration Regulations (as specified from time to time).

13.  JUST IN TIME PROCEDURE

The Just In Time (or commonly known as "Supplier Pull") program is an automated order release mechanism that generates purchase orders based on pre-determined stocking levels and consumption. Purchase orders are "triggered" when an inventory level falls below a "Minimum" as set forth in Attachment A1, a copy of which is attached hereto and incorporated herein by reference; the purchase order quantity is based upon the difference between the "Minimum" and the "Maximum" (see Attachment A1). Both parties shall determine lot sizes and will mutually agree to adjust, as necessary.

Buyer shall procure those products listed on Attachment A which are subject to the "just in time" procedure and so indicated on Attachment A1. The following guidelines shall apply to such products, unless the parties indicate otherwise in writing on a case by case basis:

     13.1 In the event of termination of the Agreement for any reason other than Seller's breach of contract, Buyer shall purchase from
               Seller:

          (i) all finished units, up to the agreed upon level set forth in Attachment A1, if an agreed upon level is established;

          (ii) all work in process undertaken by Seller to cover the agreed upon stock level as set forth in Attachment A1, if applicable; or the issued Supplier Pull purchase orders; and

          (iii) all non-cancelable unique parts ordered by Seller to cover four (4) weeks' work in process to produce the products pursuant to a purchase order placed by Buyer; unique parts must be identified prior to incorporation on a separate attachment.

     13.2      If the amount purchased by Buyer decreases for any product by
50%
               during a continuous six (6) week period, then:

          (i) Seller and Buyer will mutually agree on a reduced manufacturing plan. The parties will monitor the situation for any required changes to the plan.

          (ii) Seller will maintain the agreed upon stock level of such product for six (6) months after the expiration of the aforementioned six (6) week period. After the six (6) month period, Seller and Buyer will mutually agree upon the disposition of this stock.

14.  FORECASTS

Buyer shall deliver monthly to Seller a forecast of products Buyer foresees needing on a continuing, medium to long term basis for blanket purchase orders. The forecasts are intended for planning purposes only and will not be considered to be binding purchase orders.

15.  SOFTWARE and SUPPORT

If Seller licenses software to Buyer which Seller, in its sole discretion, deems necessary to require the execution of a license agreement prior to such sale, Seller and Buyer agree to execute such license agreement on terms and conditions substantially in the form set forth in Attachment D, a copy of which is attached hereto and incorporated herein by reference. Buyer agrees to execute and deliver all such additional and further documents as Seller may require in connection with the license of Seller's software. Buyer has the right to resell and sub-license the product in Attachment A at no cost and without any additional obligations or restrictions other than those included in Attachment D. Seller also agrees this product in Attachment A will require a level of software and hardware technical support, including but not limited to, drivers required by Specification referenced in Attachment I. Seller will provide one (1) year of trouble shooting and bug fixing technical support, as it relates to the sellers design specifications and feature sets, at no cost to buyer. Seller shall maintain one primary contact for the Buyer's account team. Buyer has the right to incorporate customer documentation into it's own customer documentation. This includes product specifications, illustrations, and operation and maintenance procedures.

16. CONFIDENTIALITY; ASSIGNMENT OF PRODUCT IMPROVEMENTS

     16.1. Refer to the Proprietary Information Agreement, Mutual exchange signed May 29, 1998 attached hereto and made a part hereof.

     16.2. The obligations set forth herein shall expressly survive the termination or expiration of this Agreement.

17. GOODWILL, TRADE SECRETS, TRADEMARKS, PATENTS, ETC.

Buyer hereby recognizes Seller's absolute right, title, and interest in all patents, trademarks, trade names, copyrights, designs, software, and all other proprietary interests incorporated as any part of the products. Buyer will use its best efforts to protect and enforce Seller's goodwill, trade secrets, trademarks, patents, trade names, copyrights, and other intellectual property rights in conducting its business as set forth in Attachment G.

18.  PRIVATE LABEL

Buyer may not private label any of Seller's products purchased hereunder, without the express written consent of Seller. Seller will mark and reference Buyer's part number and serial number to all shelves, racks, and modules if required by Buyer as set forth in Attachment K.

19.  TRAINING

As this is a "purchased part" no training is offered nor required.

20.  INCORPORATION BY REFERENCE

The following documents are incorporated as a part of this Agreement, AND THE PARTIES HERETO AGREE TO BE BOUND BY THE TERMS AND CONDITIONS IN THESE DOCUMENTS; PROVIDED THAT IN THE CASE OF CONFLICT, THE TERMS OF THIS AGREEMENT
GOVERN:

ATTACHMENT A        Products, Pricing and Product Origin Listing
ATTACHMENT Al       Just In Time Parameters
ATTACHMENT B        Supplier Ship-To-Stock Audit Program (Alcatel
                    Specification 8BD 00041 5004 QRZZA)
ATTACHMENT C        Quality Assurance Requirements of Seller (Alcatel
                    Network Systems Specification 8BD 00041 3023 QRZZA)
ATTACHMENT D        Form of Licensing Agreement
ATTACHMENT E        Routing Instructions
ATTACHMENT F        Terms & Conditions (Rev. 7-96)
ATTACHMENT G        Proprietary Information Agreement - Mutual Exchange
ATTACHMENT H        Escrow Agreement
ATTACHMENT I        Specifications and Development Milestones
ATTACHMENT J        Quality Plan
ATTACHMENT K        OEM Enablement Technical Requirements
ATTACHMENT L        Product Control Understanding

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by a duly authorized officer as of the day and year first written above.

Computer Automation Systems, Inc. ALCATEL NETWORK SYSTEMS, INC.


By:Michael E. Cherry 9-29-98      By: Michael L. Moore
-------------------------         -----------------------
Name:   Michael E. Cherry         Name:  Michael L. Moore
Title:  President                 Title: Subcontract Administrator, Specialist




COLUMBUS\257810.02


                                 ATTACHMENT A
                       PURCHASE AGREEMENT NO. 9807-909

                 PRODUCTS, PRICING AND PRODUCT ORIGIN LISTING

1.  Products and Pricing



                        Country of Origin
Alcatel     Mfg ICS Vendor          United States Estimated  Unit   Lead
Part Number Rev Rev P/N Name        City/State    Annual Qty Price  Time   JTT

MPS SYSTEM

3AL47880AAAA 01 01 Complete Assembly  Plano, TX  80 Units    $____ 6 weeks NO
3AL55361AAAA 02 01 Shelf.non-populated Plano,TX (1per system)$____ 6 weeks NO 3AL47878AAAA 02 02 Alarm Board Assmbly Plano,TX (1per system)$____ 6 weeks NO 3AL47876AAAA 01 01 Boot Disk Drive Ass Plano, TX(1per system)$____ 6 weeks NO 3AL47876AAAA 01 01 Data Disk Drive Ass Plano, TX(1per system)$____ 6 weeks NO
3AL47879AAAA 02 02 Fan Assembly       Plano, TX (1per system)$____ 6 weeks NO
3AL47877AAAA 01 01 Optical Drive AsmbyPlano, TX (1per system)$____ 6 weeks NO 3AL47875AAAA 01 01 Power Supply AsmblyPlano, TX (1per system)$____ 6 weeks NO 3AL47874AAAA 03 02 CPU System Brd Asmb Plano, TX (1per system)$____ 6 weeks NO 3AL47966AAAA 01 01 Mounting Bracket AssPlano, TX (1per system)$____ 6 weeks NO
3AL47873AAAA 01 01 Air Filter         Plano, TX (1per system)$____ 6 weeks NO

Note:
Shelf, 3AL55361AAAA, includes an air filter as part of the assembly.

Comments: The total repair and turn around time by Seller for faulty units shall not exceed ten (10) business days. If necessary, material will be exchanged to avoid delays. Seller will provide Buyer's CRG center with failure analysis information if so requested by Buyer. All part number labeling and repair process shall be in accordance with Attachment I Specifications.

[THE PRICES LISTED IN THIS ATTACHMENT ARE DEEMED TO BE CONFIDENTIAL INFORMATION. THEY HAVE BEEN OMITTED FROM THIS FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]



                                ATTACHMENT A1

                       JIT PARAMETERS   (Supplier Pull)

Part Number   Unit Price   1 wk usage   4 wk usage  min qty  max qty  lot size

Not applicable at this time

Attachment B Supplier Ship to Stock Audit Program ( Alcatel Specification 8BD 00041 5004 QRZZA)

No longer Applicable

Attachment C Quality Assurance Requirements of Seller (Alcatel Network Systems Specification (8BD 0041 3023 QRZZA)

THIS DOCUMENT NOT INCLUDED DUE TO NON-MATERIAL INTERNAL PROCEDURES-COPYRIGHTED

Attachment D Form of Licensing Agreement.
Attached is the signed agreement between Buyer and Seller.
Exhibit A  PROGRAM/SOFTWARE
Exhibit B  DOCUMENTATION
Exhibit C  PRODUCTS
Exhibit D  Licensee Fees
Exhibit E  Maintenance/Support/Training and Fees


Not Applicable at this time.

                                Attachment E

                 ALCATEL NETWORK SYSTEMS ROUTING INSTRUCTIONS
                                 see attached

    ALCATEL NETWORK SYSTEMS
DOMESTIC INBOUND ROUTING GUIDE

     Alcatel has negotiated special discounted transportation rates.
        DO NOT DEVIATE FROM ROUTING GUIDE WITHOUT PREAPPROVAL BY
             THE COGNIZANT ALCATEL PURCHASING REPRESENTATIVE

Instructions:
1. Must follow routing guide.     6. All shipping docs must have PO# or RA#
                                     listed. (e.g. packing slips, Freight
Noncompliance will result In bill    bill, ship labels)
2. No shrink wrap.                7. Packing slips must indicate correct PO #,
                                     Part and the number of boxes shipped
3. FOB Point of Shipment.
4. Boxes shall not contain multiple8.Ship to address must match address on
orders                               the PO
5. Boxes are to be marked with the 9. DO NOT INSURE. Alcatel is self insured. PO#, part # and box # (1 of 2, 2
of 2, etc)                        10. See contact list below.

FREIGHT PAYMENT TERMS

Carrier  Alcatel Ship to Address       Non-Alcatel Ship to Address (Drop Ship)

Eagle 3rdPtybillacct# ALCA12750A       3rd Pty bill acct# ALCA12750
Emery 3rd Pty bill acct#544922867      3rd Pty bill acct# 544509177
FedEx 3rd Pty bill acct# 11851-7676-2  3rd Pty bill acct#  1778-8466-9
RPS ship freight collect.              ship ppd & add
Roadway ship freight collect.          3rd Pty bill: Alcatel Network Systems
                                       1225 N. Alma Rd. Richardson Tx. 75081
                APPROVED CARRIERS
SURFACE SHIPMENTS
                REGIONAL     NATIONAL     CARRIERS
    WEIGHT      CARRIERS       USA         CANADA
1-150 lbs           RPS        RPS           RPS
150+ lbs        Conway       Roadway       Roadway
* Regional carriers are used within a 500 mile radius.

AIR SHIPMENTS   (MUST BE AUTHORIZED BY BUYER OR OTHER ALCATEL AGENT)
       USA/CANADA                  EXCEPTION ORIGINS:
WEIGHT   ORIGIN          WEIGHT  Alaska, Hawaii, Puerto Rico
Letter    Fed Ex          Letter    Federal Express
1-25 lbs  Fed Ex          1-10 lbs  Federal Express
26-70 lbs Emery           10 + lbs. Emery
170 + lbs  Emery/Eagle**
If Emery or Eagle are unable to meet specified delivery requirements Fed Ex may be used

CONTACT INFORMATION

Carrier         Customer Service Contact Telephone          e-mail address
Conway          Tom McIntyre    (817)-284-1794  mcintyre.tom@con-way.com
Eagle USA       Jill Roberts    1-800-364-3299  jroberts@eagleusa.com
Emery Worldwide Vicky White 1-800-215-4758ext2491 white.vickie@emeryworld.com
Federal Express Lynn Winfrey    (901)-757-3077
RPS             John Grandel    1-800-762-3725  dallnae@dall.shiprps.com
Roadway         Leigh-Anne Hayes 1-80O-665-8374   lhayes@roadway.com
Alcatel                 Contact         Telephone       e-mail address
Alcatel North America David Benson (972)-996-6500
                                               david_b_benson@aud.alcatel.com
Telecom Sector        Jim Heatley  (972)-996-5109 jim_heatley@aud.alcatel.com

9/11/98

                                 Attachment F
                   THIS ORDER IS SUBJECT TO THE FOLLOWING
                        STANDARD TERMS AND CONDITIONS

1. This order constitutes Buyer's offer to purchase the materials, services and articles, all of which are herein called "articles," described elsewhere in this order, in accordance with its provisions which include the provisions set forth on the face of this order, the provisions attached hereto, and the provisions incorporated herein by reference.

2. DELIVERY AND SHIPPING INSTRUCTIONS: (a) On date of shipment, send original bill of lading Delivery and, air bill or express receipt reflecting this order number to Buyer's Traffic Department and one copy of Notice of Shipment to Buyer's Purchasing Department. (b) Do not deliver ahead of schedule unless authorized by Buyer. Describe shipments in accordance with the carrier's tariffs to obtain the lowest freight rate. Do not insure or declare value on shipments beyond F.O.B. point. Title and risk of loss or damage to the products contained in each shipment shall pass to Buyer upon delivery thereof to the carrier. When a shipment is subject to freight rates dependent upon value, annotate the bill of lading, airbill or express receipt to show that the shipment is released at the maximum value which applies to the lowest rate provided in applicable tariffs. If the value of any one shipment exceeds $200.00 notify Buyer's Traffic Department by collect wire in advance of shipment. Consolidate all shipments to be forwarded on one day.
(c) Articles furnished in excess of the quantity specified or in excess of any allowable coverage will be retained by Buyer at no additional cost, unless Seller notifies Buyer within 45 days after shipment that it desires the return thereof. Seller will reimburse Buyer for the full cost or returning such overshipment or a minimum charge of $50.00 whichever is higher. No notification will be given to Seller of any overshipment unless the value thereof exceeds $150.00. (d) Mail original and two duplicate invoices to Buyer's Accounting Department when articles are shipped. STATE SHIPPING POINT ON ALL INVOICES. Each case or parcel and accompanying packing list of contents must show Buyer's order number. If no packing list accompanies the shipment, Buyer's count will be conclusive on Seller. Seller agrees that from time to time in connection with this order that Buyer may wish to change the delivery schedule information stated in this order. In conjunction therewith, it is understood and agreed that no change shall accelerate the rate of delivery hereunder without Seller's consent. If any such change in delivery schedule causes an increase or decrease in the cost of articles ordered hereunder, said changes shall be governed by the provisions or Article 12, CHANGES, set forth elsewhere in this order. Articles received more than fifteen (15) days before schedule may, at Buyer's option, be returned at Seller's expense, or be accepted and payment therefore, withheld until schedule date. Notwithstanding the foregoing, if Buyer is in default of any of its payment obligations to Seller, Seller may, in addition to its other rights and remedies, defer shipments or deliveries hereunder, except upon receipt of the purchase price or satisfactory security.

3. PACKAGING AND EXTRAS: No charges will be allowed for transportation, packaging, packing, or returnable containers unless stated in this order. All shipments must be packaged and must conform with Buyer's packaging specification referred to elsewhere in this order, if any, so as to permit efficient handling and to provide protection in shipment, and if tendered to a common carrier for delivery, must also conform to the packaging requirements applicable to such carrier. Damage to any articles resulting from improper packaging will be charged to Seller. Acceptance of this Purchase Order by the Seller constitutes a certification that the materials shipped to Buyer are properly classified, described, packaged, marked and labeled, and are in proper condition for transportation, according to the applicable regulations of the Department of Transportation. Acceptance of this Purchase Order by the Seller constitutes a certification that the inner packaging in which the materials are shipped to Buyer meets all applicable regulations of the Department of Transportation as to classification, description, packaging, marking and labeling.

4. SPECIFICATIONS: All articles ordered to Buyer's or Government specifications will comply with such specifications current as of the date of this order unless otherwise specified by Buyer.

5. WARRANTY: Unless otherwise agreed to in writing by the parties, Seller warrants for a period of twelve (12) months after shipment of the products that the products will conform to the description this Purchase Order, that Seller will convey good title to the products free from any security interest unknown to Buyer, and that the products will be free from defects in material or workmanship when shipped to Buyer. SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR AGAINST INFRINGEMENT OF ANY PATENT), EXCEPT AS EXPRESSLY PROVIDED IN THIS PURCHASE ORDER. If the products supplied do not conform to the limited warranty set forth above, Seller will, at its option,
(1) repair or replace the products which are defective ; provided, however, that written notice of the defect and its nature is given to Seller as soon as practical after discovery of the defect, but in no event later than one (1) year from the date of shipment of products by Seller. Upon request, Buyer shall return all defective products to Seller for diagnosis. With respect to any claim made by Buyer, Buyer will allow Seller reasonable time to inspect, in place, the products and to remove the products for testing and analysis, at Seller's expense. Buyer will not alter or remove any of the products until Seller has made such inspection or waived its rights to do so. Seller shall have no warranty obligations under this Purchase Order for any product which has been: (i) subjected to misuse, neglect, accident, or abuse not caused by Seller; (ii) improperly repaired or altered by anyone other than Seller; (iii) damaged by fire, explosion, external power failure, or any acts of god or nature; or (iv) used in material violation of the appropriate written instructions furnished by Seller. The remedy of repair, replacement, or refund of the purchase price is Buyer's sole and exclusive remedy and will satisfy all of Seller's liabilities, whether based on contract, negligence, tort, product liability, strict liability, or otherwise. After the expiration of any warranty described in this Purchase Order, Seller agrees that, if it elects to repair damaged products, it will do so at a charge equal to its then established repair rates for such products and for a period of at least five
years after the termination of the agreement.  6.   INSPECTION:  All articles
shall be subject to inspection and test at all times and places, including the period of manufacture, by Buyer and, if this order is replaced under a Government contract, the Government. If any inspection or test is made on Seller's premises, Seller, without additional charge, shall provide all reasonable facilities and assistance for the safety and convenience of Buyer and Government inspectors. Such inspections and tests shall provide all reasonable facilities and assistance for the safety and convenience of Buyer's and Government inspectors. Such inspections and tests shall be performed in such a manner not unduly to delay the work. All articles are also subject to final inspection and acceptance at Buyer's plant notwithstanding any payments or other prior inspections. Such final inspection shall be made within a reasonable time after delivery.

7. RELEASE OF NEWS INFORMATION AND ADVERTISING: Unless otherwise required by law or regulatory agency, neither party shall disclose to third parties the content of this Agreement, in whole or in part, without the prior written consent of the other party.

8. TERMINATION: Buyer shall have the right to terminate this order or any part thereof at any time: (a) Without Cause -- in case of termination by Buyer of all or any part of this order without cause, any termination claim must be submitted to Buyer within sixty (60) days after the effective date of termination. The provisions of this subparagraph shall not limit or affect the right of Buyer to terminate this order for cause and shall not apply to a termination for cause. (b) For Cause -- if Seller fails to make any delivery in accordance with the agreed delivery date or schedule or otherwise fails to observe or comply with any of the other instructions, terms, conditions or warranties applicable to this order or fails to make progress so as to endanger performance of this order or in the event of any proceedings by or against Seller in bankruptcy or insolvency or appointment of a receiver or trustee or an assignment for the benefit of creditors. Buyer may, in addition to any other right or remedy provided by this order or by law, terminate all or any part of this order by telegraphic or other written notice to Seller without any liability by Buyer to Seller on account thereof. Buyer may require a financial statement from Seller at any time during the term of this order for the purpose of determining Seller's financial responsibility.

9. INDEMNITY: (a) Each party hereto agrees to indemnify the other party against, and to hold it harmless from, any and all damages, costs, and expenses, including attorney fees, caused to or incurred by such other party as a result of any and all claims, proceedings, suits, or causes of action brought or alleged by any third party or parties arising out of the acts or omissions of such other party or any of its directors, officers, employees, agents, or subcontractors in connection with this Purchase Order or any obligations arising hereunder, whether such claims are based on contract,
negligence, tort, strict liability, product liability, or otherwise.   The
foregoing indemnity shall remain operative and in full force and effect, regardless of any termination or expiration of this Purchase Order, and shall be in addition to any liability which either party hereto may otherwise have to the other party. (b) Seller hereby indemnifies Buyer, its successors and assigns against loss, damage, or liability, including costs and expenses, including attorneys fees, which may be incurred on account of any suit, claims, judgment or demand involving infringement or alleged infringement of any patent rights in the manufacture, use or disposition of any articles supplied by Seller, provided Buyer shall notify Seller or any suit instituted against it and, to the full extent of its ability to do so, shall permit Seller to defend the same or make settlement in respect thereof. However, Seller shall have no liability to Buyer under this section or otherwise for any such patent infringement, or claim thereof, which is based upon (i) the use of any product in combination with any other product, device or equipment not supplied by Seller, (ii) the use of any product for a purpose or application not intended by Seller, (iii) the furnishing to Buyer of any information, data, service or applications assistance, or (iv) for Seller's compliance with Buyer's designs or specifications or (v) any change or modification to the product made by Buyer. No costs or expenses shall be incurred for the account of Seller without Seller's written consent. The foregoing states the entire liability of Seller with regard to patent infringement of Seller's products. Buyer shall indemnify Seller for any loss, damage, expense or liability in any suit or proceeding based upon any patent infringement claim brought against Seller resulting from Seller's compliance with Buyer's designs or specifications and for any trademark infringement involving any marking or' branding applied by Seller at the request of Buyer.
(c) Any legal action against Seller for a default of its obligations to Buyer must be commenced within the applicable statutory period for such action.

10. EXCUSABLE DELAYS: Neither party shall be liable for damages for delay in delivery arising out of causes beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God or of the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, and unusually severe weather. If the delay is caused by the delay of a subcontractor or Seller and if such delay arises out of causes beyond the reasonable control or both Seller and the subcontractor, and without the fault or negligence of either of them, Seller shall not be liable to Buyer in damages unless the articles or services to be furnished by the subcontractor were obtainable from other sources in sufficient time to permit the Seller to meet the required delivery schedule. Seller will notify Buyer in writing within ten (10) days after the beginning of any such cause.

11. ASSIGNMENT: Neither party may assign or transfer this Purchase Order or any rights hereunder without the prior consent of the other party, except for assignment by Seller to Applied Innovation International Inc. and assignment of rights to receive payments. The terms and conditions of this order shall bind any permitted successors and assigns of such parties. Any consent by either party to assignment shall not be deemed to waive such party's right to recoupment and/or set off of claims arising out of this or any other transactions with the other party, its divisions, affiliates or subsidiaries, or to settle or adjust matters with the other party without notice to permitted successors and assigns.

12. CHANGES: Buyer may at any time, by a written notice, make changes in the specifications, designs or drawings, samples or other description to which the articles are to conform, in methods or shipment and packaging or place of delivery. If any such change causes an increase or decrease in the cost of, or the time required for, the performance of any part of the work under this order, whether changed or not changed by any such order, and equitable adjustment shall be made in the price or delivery schedule, or both, and this order modified in writing accordingly. Any claim by Seller for an adjustment be made in writing within thirty (30) days of the receipt of any such notice; provided, however, that Buyer may, in its discretion, receive and act upon any such claim so made at any time prior to final payment under this order. Nothing in this clause shall excuse Seller from proceeding without delay to perform this order as changed.

13. INFORMATION: (a) Drawings, data, design, inventions, computer software and other technical information supplied by Buyer shall remain Buyer's property and shall be held in confidence by Seller. Such information shall not be reproduced, used or disclosed to others by Seller without Buyer's prior written consent, and shall be returned to Buyer upon completion by Seller of its obligations under this order or upon demand. (b) Except as otherwise provided in the Purchase Agreement or this Purchase Order, any information which Seller may disclose to Buyer with respect to the design, manufacture, sale, or use of the articles covered by this order shall be deemed to have been disclosed as part of the consideration for this order, and Seller shall not assert any claim against Buyer by reason of Buyer's use thereof.

14. BUYER'S PROPERTY: (a) All property used by Seller in connection with this order which is owned, furnished, charged to or paid for by Buyer including, but not limited to, materials, tools, dies, jogs, molds, patterns, fixtures, equipment, drawings and other technical information, specifications, and any replacement thereof, shall be and remain the property of Buyer subject to removal and inspection by Buyer at any time without cost or expense to Buyer and Buyer shall have free access to Seller's premises for the purpose of inspecting or removing such property. All such property shall be identified and marked as Buyer's property, used only for this order and adequately insured by Seller at its expense for Buyer's protection. Seller shall assume liability for and maintain and repair such property and return the same to Buyer in its original condition, reasonable wear and tear excepted, and when such property is no longer required hereunder. Seller shall furnish Buyer with a list thereof and shall comply with any Buyer disposition instructions applicable thereto. Buyer shall not be obligated to pay any invoices for tooling until the first article produced therefrom shall have been received and accepted. Notwithstanding the foregoing, upon written notice to Buyer and to the extent such use will not interfere with Seller's performance of this or other orders from Buyer in effect at the time Seller enters into a direct contract with the U.S. Government, Seller shall have the right to use Buyer's property in the manufacture of end times for direct sale to the U.S. Government to the extent the Government has the right under its prime contract with Buyer to authorize such use by Seller, provided that, to the extent practicable, Seller prominently identifies each such end item as being manufactured by Seller for direct sale to the U.S. Government. (b) Materials, excluding Government Property, furnished by Buyer on other than a charge basis in connection with this order shall be deemed to be held by Seller as bailee thereof. Seller agrees to pay Buyer's replacement cost for all such material spoiled or otherwise not satisfactorily accounted for over and above 2% thereof allowable for scrap loss.

15. GRATUITIES: Seller warrants that neither it nor any of its employees, agents or representatives has offered or given any gratuities to Buyer's employees, agents or representatives with a view toward securing this order or securing favorable treatment with respect thereto.

16. UTILIZATION OF SMALL BUSINESS AND SMALL DISADVANTAGED BUSINESS, WOMEN-OWNED SMALL BUSINESS AND LABOR SURPLUS AREA CONCERNS. To support Government policy as declared by the Congress, and as consistent with the efficient performance of this order, Seller agrees to accomplish a maximum amount of subcontracting to small business, small disadvantaged business and women-owned small business concerns, and to use its best efforts to place subcontracts hereunder, if any, with subcontractors who will perform such subcontracts substantially in areas of persistent or substantial labor surplus when it can be done at prices no higher than are obtainable elsewhere observing exemptions and preferential order established by applicable Government regulations.

17. COMPLIANCE WITH LAWS: (a) The parties hereto will comply with all applicable federal, state, and local laws, ordinances, rules, and regulations in performance of their respective obligations under this Purchase Order.

Buyer will not take any action which will cause Seller to be in violation of any law of any jurisdiction. (b) To the extent applicable hereto, Seller shall in the performance of this order comply with: the Fair Labor Standards Act of 1938 (29 U.S.C. 201-219); the Welsh-Healey Public Contract Act (41 U.S.C. 35-45); the Contract Work Hours and Safety Standards Act (40 U.S.C. 327-333); laws prohibiting the use of convict labor, all other federal, state, and local laws; all regulations and orders issued under any applicable law. Seller warrants that the equipment to be furnished hereunder complies with the Occupational Safety and Health Act of 1970 (29 U.S.C. 651-678) and the Radiation Control for Health and Safety Act of 1969 (42 U.S.C. 263 b-n) and all applicable regulations and standards promulgated thereunder.

18. NOTICE OF BUYER OF LABOR DISPUTES: (a) Whenever Seller has knowledge that any actual or potential labor dispute is delaying or threatens to delay the timely performance of this order, Seller shall immediately give notice thereof, including all relevant information, with respect thereto, to Buyer.
(b) Seller agrees to insert the substance of this clause, including this paragraph (b), in any subcontract hereunder as to which a labor dispute may delay the timely performance of this order.
19. EFFECT OF INVALIDITY: The invalidity in whole or in part of any provision hereof shall not affect the validity of any other provision.

20. RIGHTS, REMEDIES AND WAIVER: The rights and remedies provided to the parties herein shall be cumulative, and in addition to any other rights and remedies provided by law or equity. A waiver of a breach of any provision hereof shall not constitute a waiver of any other breach. The construction, interpretation, and performance of this Agreement shall be governed by the laws of the State of Ohio.

21. DISPUTES: Any dispute arising under this order which is not settled by agreement of the parties may be settled by appropriate legal proceedings. Pending any decision, appeal or judgment in such proceedings or the settlement of any dispute arising under this order, Seller shall proceed diligently with the performance of this order in accordance with the decision of Buyer.

22. BUYER APPROVALS AND REVIEWS: The review or approval by Buyer of any work hereunder or of any designs, drawings, specifications or other documents prepared hereunder shall not relieve Seller of any of its obligations under this order, nor excuse or constitute a waiver of any defects or nonconformities in any articles furnished under this order, not change, modify or otherwise affect any of the provision of this order, including, but not limited to, the prices and delivery schedules herein.

23. TAXES: Seller is liable for and shall pay all taxes, impositions, charges and exaction's imposed on or measured by this order except those Buyer specifically agrees or is required by law to pay and which are separately stated on Seller's invoice. Prices shall not include any taxes, impositions, charges and exaction's for which Buyer has furnished an exemption certificate.

24.  TIME:  Time is of the essence in the performance of this order by Seller.

25. TITLE: Except if title has heretofore passed to Buyer or Buyer's customers under other provisions of this order, title to the articles shall pass to Buyer upon delivery of the articles to the F.O.B. point named herein.

26. STOP WORK ORDER: The provisions of the clause contained in FAR 52.212-13 in effect on the date hereof are hereby incorporated herein by reference with the following changes: the words "Contracting Officer" and "Government" means Buyer; the word "Contractor" means Seller; the words "ninety (90) days" are hereby changed to one hundred (100) days and the words "thirty (30) days" are hereby changed to twenty (20) days wherever they appear; and the reference to the "Termination for Convenience" clause shall be deemed to refer to paragraph
(b) of the clause hereof entitled "Termination."

27. HAZARDOUS MATERIALS: Seller shall notify Buyer of every article ordered hereunder which contains material hazardous or injurious to the health or physical safety of person even though said hazard or injury may only occur due to mishandling or misuse of the article. In addition, Seller shall identify the hazardous or injurious material and notify Buyer of the effects of such material on human beings and the physical manifestations that could result. For each article so identified, Seller shall supply Buyer warning labels or instructional material appropriate to warn persons coming in contact therewith of the hazard and its effects.

28. QUALITY ASSURANCE REQUIREMENT: Seller agrees that performance hereunder will be in accordance with the current revision status of Buyer's specification 8BD 00041 3023 QRZZA titled "Quality Standard -- Quality Assurance Requirements for Suppliers."


29. LIMITATION OF LIABILITY: Notwithstanding any other provisions in the agreement, neither Buyer nor Seller shall be liable for indirect, special, incidental, remote, or consequential damages, (including but not limited to the loss of revenue or profits) resulting from or arising out of the respective parties' performance or failure to perform under this agreement, or from the use of or the inability to use this material, software and/or service either separately or in combination with other equipment or software, or from any other cause.

   IF THIS ORDER INDICATES THAT IT IS PLACED UNDER A GOVERNMENT CONTRACT,
              THE FOLLOWING ADDITIONAL PROVISIONS ARE APPLICABLE

30. The work covered by this order relates to a prime contract with the United States Government, and is within the jurisdiction of a Department of Agency of the United States. Unless otherwise indicated below, the following terms and designations shall apply in each of the Government clauses identified in this section: "Contractor" means Seller, "subcontractor" means Seller's subcontractor, "Contract" means this order, and both "Contracting Officer" and "Government" mean Buyer.

A. FEDERAL ACQUISITION REGULATION: The following Federal Acquisition Regulation (FAR) clauses, in effect on the date hereof, are incorporated herein by reference, except that "Government" and "Contracting Officer" mean "Government" and "Contracting Officer" in FAR 52.204-2, 52.222-26, 52.222-35, 52.222-36 and 52.225-9, and except that "Government" means "Government" in the terms "Government property," "Government-furnished property," "Government-owned property," and "Former Government surplus property." In addition, the first time "Government" appears in paragraph (f) of FAR 52.245-2 it means "Government or Buyer." All references to disputes procedures in Government clauses incorporated by reference shall be deemed to be superseded by Article 21 "Disputes."

Security Requirements...............................................52.204-2
New Material........................................................52.210-5
Priorities, Allocations, and Allotments.............................52.212-8
Government Delay of Work...........................................52.212-15
*Examination of Records by Comptroller General
  ($10,000) (Except subparagraph (c))...............................52.215-1
*Audit-Negotiation ($10,000)........................................52.215-2
*Small Business and Small Disadvantaged Business
  Subcontracting Plan ($500,000)....................................52.219-9
*Labor Surplus Area Subcontracting Program
  ($500,000)........................................................52.220-4
Equal Opportunity..................................................52.222-26
*Affirmative Action for Special Disabled and
  Vietnam Era Veterans ($10,000)...................................52.222-36
*Affirmative Action for Handicapped Workers
  ($2,500).........................................................52.222-36
Buy American Act - Supplies.........................................52.225-3
Government Property (Fixed-Price Contracts).........................52.245-2
*Notice and Assistance Regarding Patent and Copyright
  Infringement ($10,000) DAR 7-103-23 (or comparable FAR clause)
*Note - Clause is applicable if order exceeds the amount indicated


B. The following provisions are incorporated herein and replace Article 8 "Termination":

TERMINATION: (a) Buyer may terminate this order, in whole or in part in accordance with the provisions of the "Default (Fixed Price Supply and Service)" clause set forth in FAR 52.249-8 if Seller fails to comply with any of the provisions hereof, or if Seller becomes the subject of a proceeding under state or federal law for relief of debtors or makes an assignment for the benefit of creditors. (b) Without affecting its right to terminate this order under paragraph (a) hereof, Buyer may, for its convenience, terminate this order in whole or, from time to time, in part in accordance with the provisions of the "Termination for Convenience of the Government (Fixed-Price)" clause set forth in FAR 52.249-2 except the term "1 year" in paragraph (d) is changed to "6 months," (c) The FAR clauses referred to in paragraphs (a) and (b) are hereby incorporated herein by reference as in effect on this date hereof.

C. RIGHTS IN DATA: If this order is placed under a Government contract having rights in data and computer software clauses, the provisions thereof are incorporated herein and replace subparagraph (b) or Article 13 "Information." Seller assumes the obligations of such clauses as they pertain in this order.

D.   DOD CONTRACTS:  If this order is placed under a Department of Defense

(DOD) contract the following DOD FAR Supplement clause in effect on the date hereof applies:

31. GOVERNMENT-FUNDED SUBCONTRACT OR AGREEMENT EXPECTED WITH VALUE OF $10,000 OR MORE: In the event this is a government-funded subcontract or agreement and the total value of this purchase order is $10,000 or more, the provisions of Fly-sheet LS titled "Socio-Economic Program Requirements," attached thereto, are incorporated into and made a part hereof as though set out at length hereunder.

As a condition precedent to this becoming a formal contract, it shall be incumbent upon Seller to execute Form 130-Z titled "Equal Employment Opportunity Compliance Certificate," and to return said certificate with the Vendor's acknowledgment copy of the order.

ATTACHMENT G
PROPRIETARY INFORMATION AGREEMENT- MUTUAL EXCHANGE
SIGNED 5/29/98
NOT ATTACHED DUE TO NON-MATERIAL INTERNAL PROCEDURE-COPYRIGHT

ATTACHMENT H
CORPORATE SOURCEFLEX SOFTWARE SOURCE CODE AND HARDWARE ESCROW AGREEMENT SOURCEFILE NUMBER 7442


                             CORPORATE SOURCEFLEX
              SOFTWARE SOURCE CODE AND HARDWARE ESCROW AGREEMENT
                         SOURCEFILE NUMBER: ________

This Software Source Code and Hardware Escrow Agreement, dated as of 26 August, 1997, by and between FileSafe, Inc., a California corporation, doing business as SourceFile ("SourceFile") located at 1350 West Grand Ave., Oakland, California 94607 and Alcatel Network Systems Inc., a corporation duly organized and existing under the laws of the State of Delaware with its principal office at 1225 North Alma Road, Richardson, Texas 75081
("Beneficiary"), and each Depositor identified by Beneficiary to SourceFile as provided for in Section 3 hereof (each "Depositor", collectively the "Depositors").

                                  RECITALS:

A. Pursuant to certain software license agreements (each a "License Agreement", collectively the "License Agreements"), Depositor licenses, to certain beneficiaries, certain software in object code form (the "Software") and hardware drawings in a format to manufacture material . A description of the Software and Hardware effective as of the date hereof, is provided in Addenda in Exhibit "A".

B. Depositor desires to ensure the availability to Beneficiary of the source code and all necessary proprietary information related to the Software or Hardware (the "Source Material") in the event any of the conditions set forth in Section 4 of this Agreement should occur.

C. The Source Material is the proprietary and confidential information of Depositor, and Depositor desires to protect such ownership and confidentiality.


                                 AGREEMENT:

1. Delivery of Source Material to SourceFile. Depositor shall deliver to SourceFile a parcel (the "Parcel") sealed by Depositor, which Depositor represents and warrants is the Source Material.

2. Acknowledgment of Receipt by SourceFile. SourceFile shall promptly acknowledge to Beneficiary and Depositor, in writing, the receipt of the Parcel and of any supplements to the Source Material which are added to the Parcel. SourceFile will provide an account status report to the Beneficiary and Depositor on a semi-annual basis.

3. Acknowledgment by Depositors. For purposes of this Agreement, a Developer of the Software shall be a Depositor hereunder with such rights of a Depositor as set forth herein, only if (i) such Developer has sent to SourceFile a fully executed copy of the form of acknowledgment attached hereto as Exhibit "B", in which the Developer accepts the terms of this Agreement and
(ii) all fees are paid. The names and addresses of the Depositors shall be described in one or more schedules of Depositors to be presented to SourceFile from time to time by Beneficiary. A schedule of Depositors effective as of the date of this Agreement is attached hereto as Exhibit "D". All other Developers of the Software shall have no rights hereunder and SourceFile shall have no duties to such Developers.

4. Terms and Conditions of the Source Material Escrow. The Parcel shall be held by SourceFile upon the following terms and conditions:

     (i) In the event that SourceFile is notified by Beneficiary that Depositor is unwilling or unable to support or maintain the Software, in breach of the License Agreement with Beneficiary and that Beneficiary has given Depositor written notice of such breach (the "Release Condition"), SourceFile shall immediately notify Depositor of its receipt of the Beneficiary's notice and shall provide a copy of such notice to Depositor promptly thereafter.

     (ii) If SourceFile does not receive Contrary Instructions from Depositor, as defined below, within thirty (30) days of the giving of such notice to Depositor, SourceFile shall deliver a copy of the Source Material to the Beneficiary demanding delivery within sixty (60) days after the date of the Beneficiary's original notice to SourceFile. "Contrary Instructions" for the purposes of this Section 4 shall mean the filing of a notice with SourceFile by Depositor, with a copy to the Beneficiary demanding delivery, stating that the Release Condition has not occurred or has been cured.

     (iii) If SourceFile does receive Contrary Instructions from Depositor within thirty (30) days of the giving of such notice to Depositor, SourceFile shall not deliver a copy of the Source Material to the Beneficiary, but shall continue to store the Parcel until: (1) otherwise directed by the Depositor and Beneficiary jointly, (2) SourceFile has received notice of the resolution of the dispute by a court of competent jurisdiction, or (3) SourceFile has deposited the Parcel with a trustee selected by a court of competent jurisdiction for the purpose of determination of its obligations under this Agreement.

     (iv) Upon receipt of Contrary Instructions from Depositor, SourceFile shall have the absolute right, at SourceFile's election to file an action in interpleader requiring the Depositor and Beneficiary to answer and litigate their several claims and rights among themselves. SourceFile is hereby authorized to comply with the applicable interpleader statutes of the State of California in this regard.

5. Term of Agreement. This Agreement shall have an initial term of five (5) years. The term shall be automatically renewed on a yearly basis thereafter, unless Beneficiary or SourceFile notifies the other party at least forty-five
(45) days in advance of the end of the current term of its election to terminate this Agreement.

6. Compensation of SourceFile. Beneficiary or Depositor agree to pay SourceFile reasonable compensation for the services to be rendered hereunder, in accordance with SourceFile's then current schedule of fees, and will pay or reimburse SourceFile upon request for all reasonable expenses, disbursements and advances, including software duplication charges and reasonable attorneys' fees, incurred or made by it in connection with carrying out its duties hereunder.

7. Limitation of Duties of SourceFile. SourceFile undertakes to perform only such duties as are expressly set forth herein. SourceFile has no knowledge of, and makes no representations with respect to, the contents or substance of the Parcel, the Software or the Source Material.

8. Limitation of Liability of SourceFile. SourceFile may rely on and shall sustain no liability as a result of acting or refraining from acting upon any written notice, instruction or request furnished to SourceFile hereunder which are reasonably believed by SourceFile to be genuine and to have been signed or presented by a person reasonably believed by SourceFile to be authorized to act on behalf of the parties hereto. SourceFile shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement. SourceFile may consult with counsel of its own choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder, in good faith and in accordance with the opinion of such counsel.

9. Indemnification of SourceFile. Depositor and Beneficiary shall jointly and severally indemnify, defend, and hold harmless SourceFile and its agents and employees (collectively, "SourceFile") from any and all claims, demands, liability, costs and expenses (including attorneys' fees) incurred by SourceFile directly or indirectly arising from or relating to the Source Material and/or SourceFile's performance of its duties under this Agreement.

10. Record Keeping and Inspection of Source Material. SourceFile shall maintain complete written records of all materials deposited by Depositor pursuant to this Agreement. During the term of this Agreement, Depositor shall be entitled at reasonable times during normal business hours and upon reasonable notice to SourceFile to inspect the records of SourceFile maintained pursuant to this Agreement and to inspect the facilities of SourceFile and the physical condition of the Source Material.

11. Technical Verification. Beneficiary reserves the option to request SourceFile to verify the Source Material for completeness and accuracy. SourceFile may elect to perform the verification at its site or at the Depositors site. Depositor agrees to cooperate with SourceFile in the verification process by providing its facilities and computer systems and by permitting SourceFile and at least one employee of Beneficiary to be present during the verification of Source Material.

12. Restriction on Access to Source Material. Except as required to carry out its duties hereunder, SourceFile shall not permit any SourceFile employee, Beneficiary or any other person access to the Source Material, unless consented to in writing by Depositor. SourceFile shall use its best efforts to avoid unauthorized access to Source Material by its employees or any other person.

13.  Updates of the Source Material.

     (i) Depositor shall provide from time to time, supplements of the Source Material.

     (ii) A representative of SourceFile shall add such supplements into the Parcel containing the Source Material without removing the Source Material.

     (iii) Depositor shall send to SourceFile a duplicate of the Source Material within three (3) days after receiving written notice from SourceFile that the Source Material has been destroyed or damaged.

     (iv) All supplements to Source Material and duplicate Source Material shall be subject to the terms and provisions of this Agreement.

14. Bankruptcy Depositor and Beneficiary acknowledge that this Agreement is an "agreement supplementary to" the License Agreement as provided in Section 365 (n) of Title 11, United States Code (the "Bankruptcy Code"). Depositor acknowledges that if Depositor, as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code, rejects the License Agreement or this Agreement, Beneficiary may elect to retain its rights under the License Agreement and this Agreement as provided in Section 365 (n) of the Bankruptcy Code. Upon written request of Beneficiary to Depositor or the Bankruptcy Trustee, Depositor or such Bankruptcy Trustee shall not interfere with the rights of Beneficiary as provided in the License Agreement and this Agreement, including the right to obtain the Source Material from SourceFile.

15.  Notices.

     (i) Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date service is served personally, one business day after the date if sent by overnight courier, or five (5) days after the date of mailing if sent registered mail, postage prepaid, return receipt required, and addressed as follows or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in like manner:



TO DEPOSITOR:  AS SET FORTH ON EXHIBIT "D"



TO BENEFICIARY: Alcatel Network Systems Inc.
                1225 North Alma Road
                Richardson , Texas 75081-3802
                Attn: Purchasing Keith Sowards
                Phone: 972-996-2880
                Fax: 972-996-7462


TO SOURCEFILE:  SOURCEFILE
                1350 West Grand Ave.
                Oakland, California  94607
                Attn: Client Services
                Phone: 510.419.3888
                Fax: 510.419.3875

     (ii) Deposit update notices and invoices will be sent to parties listed in Exhibit "C" and "D".

16.  Miscellaneous Provisions.

(a) Waiver. Any term of this Agreement may be waived by the party entitled to the benefits thereof, provided that any such waiver must be in writing and signed by the party against whom the enforcement of the waiver is sought. No waiver of any condition, or of the breach of any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver of that right or remedy.

(b) Modification or Amendment. Any modification or amendment of any provision of this Agreement must be in writing, signed by the parties hereto and dated subsequent to the date hereof.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(d) Headings; Severability. The headings appearing at the beginning of the sections contained in this Agreement have been inserted for identification and reference purposes only and shall not be used to determine the construction or interpretation of this Agreement. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(e) Further Assurances. The parties agree to perform all acts and execute all supplementary instruments or documents which may be reasonably necessary to carry out the provisions of this Agreement.

(f)  Entire Agreement.   This Agreement, including the attachments hereto,
contains the entire understanding between the parties and supersedes all previous communications, representations and contracts, oral or written, between the parties, with respect to the subject matter thereof. It is agreed and understood that this document and agreement shall be the whole and only agreement between the parties hereto, with regard to these escrow instructions and the obligations of SourceFile herein, in connection with this Agreement, and shall supersede and cancel any prior instructions. SourceFile is specifically directed to follow these instructions only and SourceFile shall have no responsibility to follow the terms of any prior agreements or understandings.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BENEFICIARY                           SOURCEFILE

Alcatel Network Systems Inc           FileSafe, Inc.,
a Delaware corporation                a California corporation

By: __________________________        By: __________________________

Name: Keith Sowards                   Name: ________________________

Title: Purchasing Manager             Title: _________________________

                              EXHIBIT "A-_____"
                        DESCRIPTION OF SOURCE MATERIAL
                         SourceFile Account #________




The Depositor agrees to deposit the Source Material for the benefit of the Licensee of this escrow arrangement. Below is the acknowledgment that the deposit arrived at SourceFile in good order. It is completed by the Depositor and visually inspected by SourceFile. A copy of this form will be shared with Licensees of the Source Material.( As multiple deposits are made please make copies of this form and number them appropriately. For example, the initial deposit will be Exhibit "A-1", the next "A-2" and so on.)



1.   Source Material Deposit

     Product Name   Computer Automation Systems, Inc.  same as Alcatel part
                    number 3AL47880AAAA
     Version        Current software version 1.3 or more recent as updated

2.   Type of  Media

     -there can be more than one type (i.e. diskette, tape, hard copy materials, etc.)
     -please include the quantity of type (i.e. two (2) diskettes)

     engineering drawing and/or diskette to manufacture hardware and software to current revision level (tool chain information is required).

3.   Please check one of the following:

     Initial Deposit  x       Supplemental____    Replacement ____*

     *If Replacement then:   Destroy Deposit_____ or Return Deposit_____




___________________________________________________________________________
Completed by:                            Visually verified by:

DEPOSITOR                                SOURCEFILE

By: COMPUTER AUTOMATION SYSTEMS, INC.    By:______________________

Name:_______________________             Name:____________________

Title:_______________________            Title: Client Services

Date:________________________            Date:_____________________

                                 EXHIBIT "B"
                         ACKNOWLEDGMENT BY DEPOSITOR

     The undersigned hereby acknowledges, accepts, and agrees to be bound by the terms of the attached Corporate SourceFlex Software Source Code Escrow Agreement by and between FileSafe, Inc., a California corporation doing business as SourceFile, as Escrow Agent and Alcatel Network Systems Inc., as Beneficiary, dated August 26, 1997.

DEPOSITOR:     By: _______________________________
               Name:  ____________________________
               Title:  ___________________________
               Address: __________________________
                        __________________________
                        __________________________
               Phone: ____________________________
               Fax: ______________________________



BENEFICIARY:   Alcatel Network Systems Inc.
               1225 North Alma Road
               Richardson , Texas 75081-3802
               Attn: Purchasing Keith Sowards
               Phone: 972-996-2880
               Fax: 972-996-7462


Once executed, send original via CERTIFIED OR REGISTERED MAIL to:


SOURCEFILE:    SOURCEFILE
                     1350 West Grand Ave.
                     Oakland, California  94607
                     Attn: Client Services
                     Phone: 510.419.3888
                     Fax: 510.419.3875

                                 EXHIBIT "C"
                             SCHEDULE OF NOTICES
                                 BENEFICIARY



Beneficiary deposit notices should be sent to:Name:    Keith Sowards
                                              Title:   Purchasing Manager
                                              Address: P.O. Box 833802
                                                       Richardson Tx. 75083
                                              Phone:   972-996-2880
                                              Fax:     972-996-7462



Beneficiary invoices should be sent to:       Name:    Jim Schlebach
                                              Title:   Account Payable Manager
                                              Address: P.O. Box 833802
                                              Richardson Tx. 75083

                                              Phone:   972-996-7949
                                              Fax:     972-996-7462

                                 EXHIBIT "D"
                             SCHEDULE OF NOTICES
                                  DEPOSITOR



Depositor deposit notices should be sent to: Name:____________________________
                                             Title:___________________________
                                             Address:  _______________________
                                                   ___________________________
                                                   ___________________________
                                             Phone: __________________________
                                             Fax:  ___________________________




Depositor invoices should be sent to:        Name: ___________________________
                                             Title: __________________________
                                             Address:  _______________________
                                                   ___________________________
                                                   ___________________________
                                             Phone: __________________________
                                             Fax:  ___________________________

Attachment I Specifications (IS NOT ATTACHED DUE TO COPYRIGHT), Development Milestones (IS NOT ATTACHED DUE TO NON-MATERIAL INTERNAL PROCEDURES-COPYRIGHTED), and CASI MPS shelf and module part number and Repair process.


                         CASI MPS SHELF AND MODULES
                       PART NUMBERS AND REPAIR PROCESS

1. Separate Alcatel part numbers will be assigned for the shelf and for each module.
2. Buyer's Alcatel part number will be installed at Seller's factory prior to shipment of the MPS shelf or modules. Buyer's Alcatel part numbers shall be in the same format and label material as Seller's CLEI codes on the front panels. Location to be determined by Buyer.
3. Defective shelves an/or modules will be returned by customers to Buyer's Customer Return Goods (CRG) for repair and/or exchange.
4. CRG will forward the defective material - shelves or modules - to Seller for repair.
5. Seller will designate a primary contact for Buyer's CRG to serve as the liaison for the repair process and answer questions we may have.
6. If Seller repairs the unit(s), repair information will be included with the material when returned to Buyer's CRG.
7. If Seller exchanges the units, information on any new or exchanged serial numbers that were shipped shall be included with the material returned to Buyer's CRG.
8. Seller's repair Turnaround time (TAT) will not exceed ten business days from Buyer's shipment date. If necessary material may be exchanged to avoid delays.
9. Seller will provide Buyer's CRG with failure analysis information if requested by Buyer on the repair order.
10. Seller will install Buyer's Alcatel part number label on units that have been exchanged by Seller.

Attachment J   Quality Plan Requirements  (See attached)





                                 QUALITY PLAN

                                     For

                       Computer Automation Systems, Inc.


                          Agreement Number  9809-928



                           DATE: September 01, 1998

                                 Quality Plan
                                 Requirements



     PURPOSE: To obtain agreement between Computer Automation Systems, Inc. and Alcatel USA, Inc. that describes additional quality requirements not covered by Purchase Agreements or Alcatel document 8BD 00041 3023 QRZZA, Quality Assurance Requirements For Suppliers which is required by Alcatel Terms and Conditions of purchase section 28. The "Quality Plan" or checklist of requirements serves as a guide to list all the relevant information a supplier needs to deliver quality material. The agreed upon checklist of requirements may be specific to a supplier and/or a purchased commodities.

     SUPPLIER COMMITMENT:     Computer Automation Systems, Inc. must maintain
an approved and auditable quality system throughout life of the contract. Computer Automation is responsible for assuring a continuous supply of quality material conforming to all the requirements of the Purchase Agreement and this Quality Plan.

     CUSTOMER SUPPLIED MATERIAL: Computer Automation shall maintain a control system to inspect, protect, segregate, store and be accountable for all material furnished by or sold to Alcatel in support of the Purchase Agreement.

SPECIFIC REQUIREMENTS:

     Bellcore TR-NWT-000078 -Current revision specification for the "Generic Design Requirements for Telecommunications Products and Equipment" Available from Bellcore call 1-800-521-CORE (2673) in USA and Canada; for all others call 1-908-699-5800.

     Bellcore GR-929-CORE - Current revision specification for "Reliability and Quality Measurements for Telecommunications
     Systems Requirements". Available from Bellcore call 1-800-521-CORE (2673) in USA and Canada; for all others call 1-908-699-5800.

     Handling of Moisture Sensitive Components - Alcatel document 8BD 00019 4201 QRZZA describes the methods used in application and control of dry packaging moisture sensitive components. Paragraph 6.0, 7.0, 8.0, and 9.0 are specifically required during the manufacturing phase.

     Electro-Static Discharge Control (ESD) - Computer Automation shall establish a program to prevent electrostatic charge buildup in accordance with ANS Document 1AB 00000 0021 ASZZA.

     Alcatel Workmanship Standards Manual - Computer Automation shall adhere to the applicable section(s) of Alcatel Workmanship Standards Manual 8BD 00051
0007 QRZZA as well as  (Bellcore TR-NWT-000078).   Alcatel Workmanship
Standards establish the accept/reject criteria for products built for Alcatel.

Inspection - Computer Automation shall perform all the necessary inspection of products to assure compliance to drawings, specifications, workmanship standards and this Quality Plan.

     Fabrication Practices Manual Alcatel Specification 580-5400-00l - Computer Automation shall adhere to this document for manufacturing fabricated piece parts. These fabrication standards establish the accept/reject criteria for machined parts and sheet metal products built for Alcatel at the piece part level.

     Silk Screening Specification 580-0096-000 - Computer Automation or subcontractors used by Computer Automation shall adhere to this document when Silk Screen Printing is required for products delivered to Alcatel.

     Powder Coating Specification 580-0739-001- Subcontractors used by Computer Automation shall adhere to this quality document when powder coating is required for products delivered to Alcatel. The panel color is RAL 9002 in accordance with Alcatel specification 005-0663-030. Computer Automation will subcontract powder coating to Alcatel Approved Special Processors who draw from the same powder batch approved by Alcatel for consistency. Approved Special Processor lists are available from Alcatel. Approved Special Processors are familiar with Alcatel requirements.

     First Article Inspection - Computer Automation will perform first article inspection to Alcatel mechanical and fabrication standards and furnish data with the first article to Alcatel Quality for review and verification. Any significant revision to the product will require additional First Article inspection data and approval from Alcatel Quality.

     Inspection/Test Data - Computer Automation shall maintain records (for 1 year) of all test and inspection criteria including Accept / reject decisions to be supplied upon request to Alcatel.

     Inspection/Test Status Identification - Computer Automation must indicate acceptance of products using ink stamps such as INSPECTION and TEST. Computer Automation must furnish Alcatel with information identifying and describing the various inspection and test stamps as well as use criteria.

     Packaging & Handling on Products - Material shipped to Alcatel shall be packaged in non-static generating packaging and dunnage. All products shipped to Alcatel or dropped shipped to Alcatel customers shall be packed and handled in accordance with ANS document 8BD 00041 3023 QRZZA, or special requirements.

     Supplier/Alcatel Interface - The supplier and Alcatel will establish interface contacts to report problems, issues, information, etc. using one or more of the following:
          ECN  Engineering Change Notice
          PDW  Pre-Delivery Waiver  (8BD 00019 0910 QRZZA)
          LDSCAR Latent Defects Supplier Corrective Action Request (8BD 00019 0912 QRZZA)
          SQPA Supplier Quality Performance Analysis

     Supplier's Sub-Contractors - Computer Automation must provide to Alcatel, a list of "major" subcontractors for evaluation and review of any required quality action. Computer Automation is responsible for imposing quality and process requirements to subcontractors.

     Control of Procured Material - Computer Automation must supply information as to how specification requirements are imposed on subcontractors and other key suppliers.

     Quality Plan Re-Evaluation - The Quality Plan may be reevaluated annually by Alcatel to determine if any additions or deletions are necessary.

ADDITIONAL QUALITY REQUIREMENTS


______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

                            Quality Plan Agreement
                            Authorized Signatures




[S] Michael E. Cherry                            9-29-98
-----------------------------------------------  ---------------
Supplier Representative                          Date



-----------------------------------------------  ---------------
Supplier Representative                          Date


[S] Michael L. Moore                             10-7-98
-----------------------------------------------  ---------------
Alcatel Procurement                              Date


[S] (illegible)                                   10-12-98
-----------------------------------------------  ---------------
Alcatel Quality                                  Date


[S] (illegible)                                  10-7-98
-----------------------------------------------  ---------------
Alcatel Engineering                              Date

                                 ATTACHMENT K


                    OEM Enablement Technical Requirements



                                  PROCEDURE
                               ISO Element 4.8
Abstract: The purpose of this document is to define the product identification and individualization requirements applicable to all vendors to ANSI of configured assemblies intended for resale by ANSI to ANSI customers, (OEM Vendors); where such assemblies are intended for quality tracking within the ANSI Quality Database System. This document is referenced by applicable ANSI Purchasing Document.

Keywords:

Location:   Richardson Documentation/Data Management (DDM under applicable part number.)







01     11/25/97                                        B. Scott
ED     DATE        APPROVED BY       CHECKED BY      ORIGINATOR


OEM ENABLEMENT TECHNICAL REQUIREMENTS

TABLE OF CONTENTS:


1.0 OVERVIEW . . . . . . . . . . . . . . . . . . . . . . . . . . . .29

2.0 PROCESS FLOW . . . . . . . . . . . . . . . . . . . . . . . . . .29

3.0 OEM VENDOR LABELING REQUIREMENTS . . . . . . . . . . . . . . . .30

4.0 OEM PRODUCT IDENTIFICATION ENABLING STRATEGY . . . . . . . . . .30

5.0 RELATED REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . .33

1.0  Overview

The purpose of this document is to define the product identification and individualization requirements applicable to all vendors to ANSI of configured assemblies intended for resale by ANSI to ANSI customers, (OEM Vendors); where such assemblies are intended for quality tracking within the ANSI Quality Database System. This is a living document and will be updated as new requirements are identified.



2.0  Process Flow


<IMAGE NOT INCLUDED>

3.0  OEM Vendor Labeling Requirements

3.1 This document requires that all vendors to ANSI of configured assemblies intended for resale by ANSI to ANSI customers (OEM Vendors), will comply with current Telecommunications Industry Forum (TCIF) product labeling requirements. This will include, but is not limited to, the following:

3.2 Approved application to BellCore, Inc. for issuance of a Manufacturer/Supplier/Related Service Company Code per American National Standards Institute T1.220-1991.

3.3 Product label(s), to include a TCIF-compliant, industry-unique serial number, presented as both ASCII text and Code 39 bar code, printed per American National Standards Institute X3.182-1980 printing quality guidelines.

3.4 Product label(s), to include the ANSI documented top-level assembly part number, ANSI manufacturing revision one, and ANSI manufacturing revision two as ASCII text, per American National Standards Institute X3.182-1980 printing quality guidelines.

3.5 Data Transmission: The OEM upload file must be electronically transmitted from the OEM Vendor to the ANSI anonymous FTP site not less than 48 hours prior to product shipment to ANSI. This time delay will ensure that the data will be successfully loaded into QDS prior to product handling.

3.5.1 All files placed onto the ANSI FTP server must be in compressed form, compliant with the UNIX Tar file compression method. Multiple unique data files may be compressed into one Tar file.

4.0  OEM Product Identification Enabling Strategy

4.1 Vendor Serialization System Each OEM vendor will be identified by a unique 4 alpha-character TCIF compliant vendor code. This TCIF vendor code will be prefixed to the OEM vendor serial number to ensure industry standard uniqueness. This provides for OEM vendor serialization to coexist with ANSI serialization in the Quality Database System. This is required for processing of these serial numbers by ANSI computer-based applications such as Serialization, A.Q.S, etc.

4.2 Product Identification Data Upload Text File Each OEM Vendor shall provide a comma-delimited text file which contains 1 record of data per line (i.e., each individual record is followed by a carriage return/line feed). Each line of data in the file will contain individualization data for only one serialized vendor item. At all times that such a file contains lines of data identifying vendor items intended as sub-assemblies (children) to a vendor configured item (parent), the first line of data in the file shall be used to identify the vendor configured item (parent).

The upload text file shall conform to the following format (example files illustrated below):

Field 1 Concatenated TCIF vendor code and vendor serial number (max.
        Twenty-position alphanumeric)(no spaces)

Field 2 ANSI part number  (twelve-position alphanumeric)(no spaces)

Field 3 ANSI manufacturing rev (rev-1)  (two-position; numeric)(no spaces)

Field 4 Concatenated TCIF vendor code and vendor configured-item serial number
        (parent) for serial number in field one
        (max. twenty-position alphanumeric)(no spaces)

Field 5 Vendor Warranty Start Date  (YYMMDD)(six-position numeric)(no spaces)

Field 6 Vendor Warranty End Date  (YYYYMMDD)(six-position numeric)(no spaces)

Field 7 Vendor Software Version on date of shipment to ANSI  (max.
        twenty-position alphanumeric)(no spaces)

Field 8 Vendor Ethernet Address (seventeen-position alphanumeric) (six two-position; includes one space between adjacent pairs)

vendor_codevendor_sn,ans_pn,ans_rev1,vendor_codevendor_configureditem_sn,vendo
r_warranty_start_date,vendor_warranty_end_date,vendor_software_version,vendor_
ethernet_address
vendor_codevendor_sn,ans_pn,ans_rev1,vendor_codevendor_configureditem_sn,vendo
r_warranty_start_date,vendor_warranty_end_date,vendor_software_version,vendor_
ethernet_address
vendor_codevendor_sn,ans_pn,ans_rev1,vendor_codevendor_configureditem_sn,vendo
r_warranty_start_date,vendor_warranty_end_date,vendor_software_version,vendor_
ethernet_address

Where the warranty detail is not applicable, a space shall replace the associated fields (see below).

vendor_codevendor_sn,ans_pn,ans_rev1,vendor_codevendor_configureditem_sn, ,
,vendor_software_version,vendor_ethernet_address

vendor_codevendor_sn,ans_pn,ans_rev1,vendor_codevendor_configureditem_sn, ,
,vendor_software_version,vendor_ethernet_address
vendor_codevendor_sn,ans_pn,ans_rev1,vendor_codevendor_configureditem_sn, ,
,vendor_software_version,vendor_ethernet_address

Where the software version is not applicable, a space shall replace the associated field (see below).

vendor_codevendor_sn,ans_pn,ans_rev1,vendor_codevendor_configureditem_sn,vendo
r_warranty_start_date,vendor_warranty_end_date, , vendor_ethernet_address vendor_codevendor_sn,ans_pn,ans_rev1,vendor_codevendor_configureditem_sn,vendo r_warranty_start_date,vendor_warranty_end_date, ,vendor_ethernet_address vendor_codevendor_sn,ans_pn,ans_rev1,vendor_codevendor_configureditem_sn,vendo r_warranty_start_date,vendor_warranty_end_date, , vendor_ethernet_address

Where the ethernet address is not applicable, a space shall replace the associated field (see below).

vendor_codevendor_sn,ans_pn,ans_rev1,vendor_codevendor_configureditem_sn,vendo
r_warranty_start_date,vendor_warranty_end_date,vendor_software_version, , vendor_codevendor_sn,ans_pn,ans_rev1,vendor_codevendor_configureditem_sn,vendo
r_warranty_start_date,vendor_warranty_end_date,vendor_software_version, , vendor_codevendor_sn,ans_pn,ans_rev1,vendor_codevendor_configureditem_sn,vendo
r_warranty_start_date,vendor_warranty_end_date,vendor_software_version, ,

Where the vendor serial number is a configured-item vendor serial number (parent) OR the vendor serial number does not have a configured-item vendor serial number (parent), a space shall replace the associated field (see below).

vendor_codevendor_sn,ans_pn,ans_rev1,,vendor_warranty_start_date,vendor_warran ty_end_date,vendor_software_version, vendor_ethernet_address vendor_codevendor_sn,ans_pn,ans_rev1,,vendor_warranty_start_date,vendor_warran ty_end_date,vendor_software_version, vendor_ethernet_address vendor_codevendor_sn,ans_pn,ans_rev1,,vendor_warranty_start_date,vendor_warran ty_end_date,vendor_software_version, vendor_ethernet_address


4.3 Vendor Upload Text File Naming Convention Each product data upload text file electronically transferred to ANSI shall be named by concatenating the digits of the creation calendar date, including two each of digits for year, month, and day, with the creation hour and minute. Single-digit day dates, hours, or minutes will have zero preceding them to fulfill a ten character length requirement. Example: YYMMDDHHMM; such as: 9802151147

5.0  Related Requirements


5.1  Parent/Child Relationships

The OEM product data file shall contain information denoting serialized parent/child relationships between complex assemblies and their contained configured sub-assemblies. These relationships shall be maintained within the QDS database as part of the OEM product data upload process.

5.2  Failure Analysis

A method must be developed by which the OEM vendor may transmit failure analysis data to ANSI on a regular basis. This failure analysis data should be processed and uploaded into the Quality Database System, and a descriptive specification for this requirement shall be developed in the future.


                                End of Document

                                ATTACHMENT   L



For all Computer Automation Systems, Inc. (CASI) suggested product changes relating to form, fit, function, design or component changes, they shall be directed through the Alcatel Network Systems (ANS) Product Control Center
(PCC) for acceptance and implimentation. Through ANS cross-functional approval (e.g., R&D, Planning, Operations, Quality, etc.), the PCC will evaluate the impact of the change(s), determine its merit, and assist in facilitating the implimentation of the change(s), if applicable. Note that after first article approval is granted, CASI shall make no changes in electrical, mechanical, or alter specification limits to design(s) or materials without prior approval from ANS PCC.


ANS Product Line Management (PLM) and R&D agree to review, on an on-going basis, the feasibility of any new CASI product integration for ANS acceptance and implimentation,(if applicable). PCC may assist in the coordination of this activity.